                                             Exhibit 10(xxiii)

                                            Conformed Copy


     AGREEMENT between Orion Capital Corporation, a Delaware corporation ("Buyer"), and The Harper Group, Inc., a Delaware corporation ("Seller").

          1. Seller hereby agrees to sell and assign to Buyer, and Buyer hereby agrees to purchase and pay for, shares of Common Stock, par value $1.00, of Intercargo Corporation (the "Common Stock") at the price, at the times and on the terms and conditions set forth herein. Each represents and warrants to the other that the purchase and sale of Common Stock has been duly authorized by all necessary corporate action and that this Agreement creates a valid and legally binding obligation.
         2. Seller represents and warrants that it or one of its wholly-owned subsidiaries is the owner of 1,006,484 shares of Common Stock, having full right, title and interest in and to such shares free and clear of claims, liens and encumbrances of any type whatsoever and that Buyer will, upon purchasing shares of Common stock form Seller in accordance with this Agreement, acquire all right, title and interest in and to such shares, free and clear of all rights, claims and encumbrances of any type whatsoever.
          3. The shares of Common Stock to be sold hereunder shall be sold at a price of $12.50 per share, such price to be subject to adjustment as set forth in this Section 3. Seller will deliver to Buyer certificates for all shares sold on any date (a "Transfer Date"), accompanied by Stock powers duly endorsed in blank, all in form satisfactory to Buyer and Buyer's counsel and Buyer shall transfer to Seller or to Seller's order, in immediately available funds, cash in an amount equal to the purchase price of the shares of Common Stock to be transferred on that Transfer Date.
           (a) The date hereof shall be the first Transfer Date. Simultaneously with the execution and delivery of this Agreement Seller shall transfer to Buyer 700,000 shares of Common Stock and Buyer shall pay to Seller $8,750,000 in full and final payment therefor.
           (b) On a date to be determined by Buyer on not less than five days prior written notice to Seller (the "Future Transfer Date"), and in consideration of the execution and delivery of this Agreement and for other good and valuable consideration the receipt of which is mutually acknowledged by Buyer and Seller, Seller shall, subject to compliance with Section 4, transfer to Buyer 306,484 shares of Common Stock and Buyer shall pay therefor the Adjusted Future Price. The Adjusted Future Price per share shall be the sum of $12.50 per share plus an adjustment on such amount computed at a rate of 3% per annum from the date hereof to the Future Transfer Date.
          4. Buyer may not give notice of the determination of the Future Transfer Date unless prior to the giving of such notice Buyer and Seller shall have received all regulatory approvals which may be required under any applicable federal or state statute and unless Buyer shall have been advised by its counsel that no other regulatory filings need be made nor approvals obtained which have not theretofore been made or obtained. Buyer and Seller shall, in good faith, seek all required regulatory approvals. Notice of determination of a Future Transfer Date shall include a certification by an officer of Buyer that the requirements of this Section have been met and shall be given by Buyer not later than the 30th day following receipt of the last required approval or the making of the last required filing, whichever shall last occur. The Future Transfer Date shall occur not later than December 31, 1993 if the Buyer shall have received the last required approval and made the last required filing on or before the third business day prior to December 31, 1993.
          5. Buyer and Seller agree that each will cooperate with the other party and with legal counsel and other advisers of such other party in the preparation and making of all filings and applications required to be made in connection with any of the transactions contemplated by this Agreement.
         6. This Agreement shall be governed by the laws of the State of New York. The rights of the parties hereunder may not be assigned except to the extent that Buyer may designate one or more wholly-owned subsidiaries as the purchaser of some or all of the shares of Common Stock to be purchased by Buyer on any Transfer Date.
          7. If the Future Transfer Date shall not have occurred by 5:00 p.m. on December 31, 1993, then either party may terminate this Agreement on ten days' written notice to the other; provided that this Agreement shall automatically remain in force so long as such notice of termination shall not be given and provided further that a notice of termination given pursuant hereto shall not affect the validity or finality of any purchase and sale of shares of Common Stock theretofore made.
          8. Each of Orion and Harper represents and warrants to the other that it has not engaged any broker, finder, financial adviser or other intermediary in connection with the sale of shares of Common Stock by Harper to Orion except that Harper has engaged the firm of Lehman Brothers. Harper agrees to be responsible for and save Orion entirely harmless against any claim by Lehman Brothers for fees, commissions, expenses or other compensation arising out of or as a result of the sale of shares contemplated by this Agreement. Each of Orion and Harper agrees to hold the other entirely harmless against all loss, cost and expense to the other arising out of any claim for fees, commissions, expenses or other compensation by any person claiming to have been retained or engaged by the indemnifying party.

     IN WITNESS WHEREOF, this Agreement has been made and entered into in New York City, N.Y. this 13th day of September, 1993.

                                       The Harper Group, Inc.
                                       By:  /s/Robert H. Kennis
                                          -----------------------

                                       Orion Capital Corporation
                                       By:  /s/ Alan R. Gruber
                                           ------------------------
                                                Chairman


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